                                                                    EXHIBIT 10.8

                          LOAN AND SECURITY AGREEMENT


Agreement No. 20001                                    Dated as of June 25, 1998
                                 by and between

                      LIGHTHOUSE CAPITAL PARTNERS II, L.P.,
                                    as lender

                                       and

                         VNUS MEDICAL TECHNOLOGIES, INC.
                             a Delaware corporation
                            238 East Caribbean Drive
                              Sunnyvale, CA 94089,
                                   as borrower

                             COMMITMENT: $2,000,000

Repayment Period:                                         36 months
Final Payment Percentage:                                 12%
Loan Factor:                                              3.109%


Warrant:                      Class of stock:           Series C Preferred Stock
                              Number of shares:         44,118
                              Price per share:          $1.70


      The terms and information set forth on this cover page are a part of the attached Loan and Security Agreement, dated as of the date first written above (this "Agreement"), entered into by and between Lighthouse Capital Partners II, L.P. ("Lender") and the borrower ("Borrower") set forth above. The terms and conditions of the Loan Agreement agreed to between Lender and Borrower are as follows:

      THIS LOAN AND SECURITY AGREEMENT ("Agreement") is entered into as of June 25, 1998, by and between LIGHTHOUSE CAPITAL PARTNERS II, L.P. ("Lender"), as lender and VNUS MEDICAL TECHNOLOGIES, INC., a Delaware corporation ("Borrower").

                                    RECITALS

      Borrower wishes to borrow money from time to time from Lender and Lender desires to lend money to Borrower. This Agreement sets forth the terms on which Lender will lend to Borrower and Borrower will repay the loan to Lender.

                                    AGREEMENT

      The parties agree as follows:

      1.    DEFINITIONS AND CONSTRUCTION

            1.1 DEFINITIONS. As used in this Agreement, the following terms shall have the following definitions:

                "Advance" means each extension of credit by Lender to Borrower under this Agreement.

                "Advance Period" means each of the following periods: (i) June 3, 1998 through and including June 30, 1998, (ii) July 1, 1998 through and including December 31, 1998, and (iii) January 1, 1999 through and including April 30,1999.

                "Affiliate" means any Person that owns or controls directly or indirectly five percent or more of the stock of another entity, any Person that controls or is controlled by or is under common control with such Persons or any Affiliate of such Persons or each of such Person's officers, directors, joint venturers or partners.

                "Borrower's Books" means all of Borrower's books and records including: ledgers; records concerning Borrower's assets or liabilities, the Collateral, business operations or financial condition; and all computer programs, or tape files, and the equipment, containing such information.

                "Business Day" means any day that is not a Saturday, Sunday, or other day on which banks in the State of California are authorized or required to close.

                "Code" means the Uniform Commercial Code as adopted and in effect in the State of California, as amended from time to time.

                "Collateral" means the Property described on EXHIBIT A attached hereto.

                "Commitment" means $2,000,000.

                "Commitment Termination Date" means April 30, 1999.

                "Contingent Obligation" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend, letter of credit or other obligation of another, including any such obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported.

                "Default" means any event which with the passing of time or the giving of notice or both would become an Event of Default hereunder.

                "Default Rate" means the per annum rate of interest equal to eighteen percent (18%) per annum, but such rate shall in no event be more than the highest rate permitted by applicable law to be charged on commercial loans.

                "Event of Default" has the meaning given to such term in SECTION 8.

                "Final Payment" means, with respect to each Loan, a payment (in addition to and not in substitution for the regular monthly payments of principal and accrued interest) due on the Maturity Date, equal to the Loan Amount for such Loan at such time multiplied by the Final Payment Percentage.

                "Final Payment Percentage" means the percentage set forth following such term on the cover page of this Agreement.

                "Funding Date" means any date on which an Advance is made to or on account of Borrower under this Agreement.

                "Governmental Authority" means (a) any federal, state, county, municipal or foreign government, or political subdivision thereof, (b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body, (c) any court or administrative tribunal or (d) with respect to any Person, any arbitration tribunal or other non-governmental authority to whose jurisdiction that Person has consented.

                "Indebtedness" means (a) all indebtedness for borrowed money or the deferred purchase price of Property or services, including reimbursement and other obligations with respect to surety bonds, and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations, and (d) all Contingent Obligations.

                "Landlord Consent" means a consent in the form of EXHIBIT C or such other form as Lender may agree to accept.

                "Lender's Expenses" means all reasonable costs or expenses (including reasonable attorneys' fees and expenses) incurred in connection with the preparation, negotiation, administration, and enforcement of the Loan Documents; and Lender's reasonable attorneys' fees and expenses incurred in amending, modifying, enforcing or defending the Loan Documents, including in the exercise of any rights or remedies afforded hereunder or under applicable law, whether or not suit is brought.

                "Lien" means any pledge, bailment, lease, mortgage, hypothecation, conditional sales and title retention agreement, charge, claim, encumbrance or other lien in favor of any Person.

                "Loan" means the aggregate amount of all Advances of credit by Lender to Borrower under this Agreement during an Advance Period.

                "Loan Amount" means, with respect to each Loan, as of the Loan Commencement Date, the original principal amount of such Loan.

                "Loan Commencement Date" means each of July 1, 1998, January 1, 1999 and July 1, 1999.

                "Loan Documents" means, collectively, this Agreement, the Warrant, the Landlord Consent(s) and all other documents, instruments and agreements entered into between Borrower and Lender in connection with this Agreement, all as amended or extended from time to time.

                "Loan Factor" means the percentage set forth following such term on the cover page of this Agreement.

                "Loan Fee" means the non-refundable fee equal to $15,000, previously paid by Borrower to Lender in consideration of Lender's written proposal to Borrower dated March 26, 1998, which fee is to be applied as set forth in SECTION 2.4(d).

                "Loan Terms Schedule" means, with respect to each Loan, the "Loan Terms Schedule" prepared by Lender on or about the Loan Commencement Date in connection with such Loan substantially in the form of EXHIBIT E.

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                "Maturity Date" means, with respect to each Loan, the last day of the Repayment Period for such Loan, or if earlier, the date of acceleration of such Loan by Lender following an Event of Default.

                "Minimum Funding Amount" means $50,000.

                "Obligations" means all debt, principal, interest, fees, charges, expenses and attorneys' fees and costs and other amounts, obligations, covenants, and duties owing by Borrower to Lender of any kind and description (whether pursuant to or evidenced by the Loan Documents, or by any other agreement between Lender and Borrower, and whether or not for the payment of money), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including the principal and interest and Final Payment due with respect to the Loans, and including any debt, liability, or obligation owing from Borrower to others that Lender may have obtained by assignment or otherwise, and further including all interest not paid when due and all Lender's Expenses that Borrower is required to pay or reimburse by the Loan Documents, by law, or otherwise.

                "Payment Date" has the meaning given to that term in SECTION 2.4(a).

                "Permitted Investments" means the following:

                    (a) (i) marketable direct obligations issued or unconditionally guaranteed by the United States or its agency or any State maturing within one (1) year from its acquisition, (ii) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor's Corporation or Moody's Investor Service, Inc., (iii) bank certificates of deposit issued maturing no more than one (1) year after issue, and (iv) any investments permitted by Borrower's investment policy, as amended from time to time;

                    (b) investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transaction in the ordinary course of business;

                    (c) investments accepted in connection with transfers permitted by SECTION 7.2;

                    (d) investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by Borrower's Board of Directors;

                    (e) investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers and suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;

                    (f) investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business; provided that this paragraph (f) shall not apply to investments of Borrower in any Subsidiary;

                    (g) investment in joint ventures consisting of the licensing of technology or the providing of technical support; and

                    (h) other Investments not otherwise permitted by SECTION 7.2 not exceeding One Hundred Thousand Dollars ($ 1 00,000) in the aggregate at any time.

                "Permitted Liens" means the following:

                    (a) The Lien created by this Agreement;

                    (b) Any Liens existing as of the date hereof and disclosed in SCHEDULE 1;

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                    (c) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings, provided the same have no superior priority over Lender's Lien in the Collateral;

                    (d) Liens to secure payment of worker's compensation, employment insurance, old age pensions or other social security obligations of Borrower in the ordinary course of business of Borrower; and

                    (e) Liens (i) upon or in any equipment acquired or held by Borrower to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition of such equipment, or (ii) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment;

                    (f) Liens on equipment leased by Borrower pursuant to an operating lease in the ordinary course of business (including proceeds thereof and accessions thereto) incurred solely for the purpose of financing the lease of such equipment;

                    (g) Leases or subleases and licenses or sublicenses granted in the ordinary course of Borrower's business and any interest or title of lessor, licensor under any lease or license;

                    (h) Liens arising from judgments, decrees or attachments for up to fifteen (15) days;

                    (i) Easements, reservations, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances affecting real property that could not reasonably be expected to have a material adverse effect;

                    (j) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of customs duties in connection with the importation of goods;

                    (k) Liens that are not prior to the Lien of Lender which constitute rights of set-off of a customary nature or banker's Liens with respect to amount on deposit, whether arising by operation of law or by contract, in connection with arrangements entered into with banks in the ordinary course of business;

                    (l) Liens of materialmen, mechanics, warehousemen, carriers, or other similar Liens arising in the ordinary course of business or by operation of law or regulation and securing obligations not yet due; and

                    (m) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clause (b) above, provided that any extension, renewal or replacement Lien shall be limited to the Property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase.

                "Person" means and includes any individual, any partnership, any corporation, any business trust, any joint stock company, any limited liability company, any unincorporated association or any other entity and any domestic or foreign national, state or local government, any political subdivision thereof, and any department, agency, authority or bureau of any of the foregoing.

                "Property" means any interest in any kind of property or asset, whether real, personal or mixed, whether tangible or intangible.

                "Repayment Period" means the period beginning on the first Payment Date and continuing for the number of calendar months set forth following such term on the cover page of this Agreement.

                "Responsible Officer" means each of the President and the Chief Financial Officer of Borrower.

                "Scheduled Payments" has the meaning given to such term in
SECTION 2.4(a).

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

                "Subsidiary" means any corporation of which a majority of the outstanding capital stock entitled to vote for the election of directors (otherwise than as the result of a default) is owned by Borrower directly or indirectly through Subsidiaries.

                "Term" means the period from and after the date hereof until the payment in full of all amounts and liabilities payable under this Agreement and the other Loan Documents, including principal and interest on the Loans.

                "Warrant" means the warrant in favor of Lender to purchase securities of Borrower substantially in the form of EXHIBIT B.

            1.2 OTHER INTERPRETIVE PROVISIONS. References in this Agreement to "Articles," "Sections," "Exhibits," "Schedules" and "Annexes" are to recitals, articles, sections, exhibits, schedules and annexes herein and hereto unless otherwise indicated. References in this Agreement and each of the other Loan Documents to any document, instrument or agreement shall include (a) all exhibits, schedules, annexes and other attachments thereto, (b) all documents, instruments or agreements issued or executed in replacement thereof, and (c) such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement or any other Loan Document shall refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. The words "include" and "including" and words or similar import when used in this Agreement or any other Loan Document shall not be construed to be limiting or exclusive. Unless otherwise indicated in this Agreement or any other Loan Document, all accounting terms used in this Agreement or any other Loan Document shall be construed, and all accounting and financial computations hereunder or thereunder shall be computed, in accordance with generally accepted accounting principles as in effect in the United States of America from time to time.

      2.    LOAN AND TERMS OF PAYMENT

            2.1 COMMITMENT. Subject to the terms and conditions of this Agreement and relying upon the representations and warranties herein set forth as and when made or deemed to be made, Lender agrees to lend to Borrower, from time to time prior to the Commitment Termination Date, the Loans; provided that the aggregate principal amount of the Loans shall not exceed the Commitment at such time. If prepaid, the principal of the Loans may not be re-borrowed.

            2.2 USE OF PROCEEDS; THE LOAN.

                USE OF PROCEEDS. The proceeds of the Loan shall be used solely for working capital purposes.

                THE LOANS. The Loans shall be repayable in consecutive monthly installments in accordance with the terms of SECTION 2.4. Lender may, and is hereby authorized by Borrower to, endorse in its books and records appropriate notations regarding Lender's interest in the Loans; provided, however, that the failure to make, or an error in making, any such notation shall not limit or otherwise affect the Obligations of Borrower hereunder.

            2.3 PROCEDURE FOR MAKING AN ADVANCE.

                (a) NOTICE. Whenever Borrower desires that Lender make an Advance, Borrower shall so notify Lender by telephone at least seven Business Days in advance of the desired Funding Date, which notice shall be irrevocable. Each such telephone notification shall be promptly confirmed by a Notice of Borrowing in substantially the form of EXHIBIT D hereto. Lender's obligation to make Advances shall be expressly subject to the satisfaction of the conditions set forth in SECTIONS 3.1 and 3.2. Lender shall have the right, exercisable at any time, to request that Borrower furnish Lender with such additional information with respect to the Advances as Lender shall reasonably request.

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

                (b) LOAN INTEREST RATE. Borrower shall pay interest on the unpaid principal amount of each Loan from the Loan Commencement Date until such Loan has been paid in full, at a per annum rate of interest implicit in the Loan Factor. All computations of interest on each Loan shall be based on a year of 360 days for actual days elapsed. Notwithstanding any other provision hereof, the amount of interest payable hereunder shall not in any event exceed the maximum amount permitted by the law applicable to interest charged on commercial loans.

                (c) DISBURSEMENT. Subject to the satisfaction of the conditions set forth in SECTIONS 3.1 and 3.2 with respect to the initial Advance and the satisfaction of the conditions set forth in SECTION 3.2 with respect to each subsequent Advance, Lender shall disburse the Advances.

                (d) TERMINATION OF COMMITMENT TO LEND. Notwithstanding anything in the Loan Documents, Lender's obligation to lend the undisbursed portion of the Commitment to Borrower hereunder shall terminate on the earlier of (i) at the Lender's sole election, the occurrence and continuance of any Default or Event of Default hereunder, and (ii) the Commitment Termination Date. Notwithstanding the foregoing, Lender's obligation to lend the undisbursed portion of the Commitment to Borrower shall terminate if, in Lender's sole judgment, there has been a material adverse change in the general affairs, management, results of operations, condition (financial or otherwise) or prospects of Borrower, whether or not arising from transactions in the ordinary course of business, or there has been any material adverse deviation by Borrower from the business plan of Borrower presented to and not disapproved by Lender, since the date of this Agreement.

            2.4 AMORTIZATION OF PRINCIPAL AND INTEREST; INTERIM PAYMENT.

                (a) PRINCIPAL AND INTEREST PAYMENTS ON PAYMENT DATES. Borrower shall make payments of principal and accrued interest monthly in advance for each Loan (collectively, "Scheduled Payments"), commencing on the Loan Commencement Date (or commencing on the Funding Date if the Funding Date is the Loan Commencement Date) with respect to such Loan and continuing thereafter during the Repayment Period on the first Business Day of each month (each a "Payment Date"), in an amount equal to the Loan Factor multiplied by the Loan Amount for such Loan as of such Payment Date. In any event, all unpaid principal and accrued interest shall be due and payable in full on the last Payment Date with respect to such Loan. In addition to the foregoing, Borrower shall pay to Lender as of the date hereof, an amount equal to the Commitment multiplied by the Loan Factor to be applied to the last Payment Date.

                (b) INTERIM PAYMENT. In addition to the Scheduled Payments, on the Loan Commencement Date for each Loan (unless the Funding Date is the Loan Commencement Date) Borrower shall pay to Lender an amount (the "Interim Payment") equal to the amount of each Advance under such Loan multiplied by the product of (i) the quotient derived by dividing the per annum rate of interest implicit in the Loan Factor with respect to each Loan by three hundred-sixty
(360), and (ii) the number of days from the Funding Date of each Advance until the Loan Commencement Date with respect to the Loan.

                (c) FINAL PAYMENT. On the Maturity Date with respect to such Loan, Borrower shall pay, in addition to the unpaid principal and accrued interest and all other amounts due on such date with respect to such Loan, an amount equal to the Final Payment with respect to such Loan.

                (d) LOAN FEE. The Loan Fee is non-refundable, but shall be applied first, to the fees and expenses of Lender's counsel in connection with the preparation and negotiation of this Agreement and the other Loan Documents, second, to the payment of the Scheduled Payment otherwise due on the last Payment Date, third, to the Interim Payment, and the balance, if any, shall be applied toward the payments due from Borrower to Lender hereunder on each Payment Date. If Borrower shall not have borrowed under this Agreement, on or prior to the Commitment Termination Date or the earlier termination of this Agreement, then Lender shall retain any portion of the Loan Fee not applied as set forth in this SECTION 2.4(d).

            2.5 PREPAYMENTS.

                (a) MANDATORY PREPAYMENT UPON AN ACCELERATION. If the Advances and/or Loans are accelerated following the occurrence of an Event of Default or otherwise, then Borrower shall


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

immediately pay to Lender (i) all unpaid Interim Payments and/or Scheduled Payments with respect to the Advances or Loans due prior to the date of prepayment, (ii) the outstanding principal amount of each Advance and/or Loan, and (iii) all other sums, if any, that shall have become due and payable hereunder with respect to the Advances or Loans.

                (b) NO PREPAYMENT PENALTY. In addition to the provisions of
SECTION 2.5(a), Borrower may prepay without penalty or other charge; provided, however, the prepayment amount shall be-in accordance with the schedule set forth in EXHIBIT F to this Agreement.

            2.6 OTHER PAYMENT TERMS.

                (a) PLACE AND MANNER. Borrower shall make all payments due to Lender by payments to Lender at the address specified in SECTION 11, in lawful money of the United States and in same day or immediately available funds.

                (b) DATE. Whenever any payment due hereunder shall fall due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest or fees, as the case may be.

                (c) DEFAULT RATE. If either (i) any amounts required to be paid by Borrower under this Agreement or the other Loan Documents (including principal, interest, the Final Payment payable with respect to any Loan, and any fees or other amounts) remain unpaid after such amounts, are due, or (ii) an Event of Default has occurred and is continuing, Borrower shall pay interest on the aggregate, outstanding balance hereunder from the date due or from the date of the Event of Default, as applicable, until such past due amounts are paid in full or until all Events of Defaults are cured, as applicable, at a per annum rate equal to the Default Rate. All computations of such interest shall be based on a year of 360 days for actual days elapsed.

            2.7 MINIMUM FUNDING AMOUNT. Except with the prior consent of Lender, in Lender's sole discretion, the amount of the requested Advance shall not be less than the Minimum Funding Amount.

            2.8 CREDITING PAYMENTS. The receipt by Lender of any wire transfer of funds, check, or other item of payment shall be immediately applied conditionally to reduce Obligations, but shall not be considered a payment on account unless such wire transfer is of immediately available federal funds and is made to the appropriate deposit account of Lender or unless and until such check or other item of payment is honored when presented for payment. Notwithstanding anything to the contrary contained herein, any wire transfer or payment received by Lender after 1:00 p.m. California time shall be deemed to have been received by Lender as of the opening of business on the immediately following Business Day.

            2.9 TERM. This Agreement shall become effective upon acceptance by Lender and shall continue in full force and effect for a term ending on the Maturity Date for the last Loan made hereunder. Notwithstanding the foregoing, Lender shall have the right to terminate this Agreement immediately and without notice upon the occurrence of an Event of Default.

      3. CONDITIONS OF ADVANCES

            3.1 CONDITIONS PRECEDENT TO INITIAL ADVANCE. The obligation of Lender to make the initial Advance is subject to the condition precedent that Lender shall have received, in form and substance satisfactory to Lender, all of the following:

                (a) This Agreement duly executed by Borrower.

                (b) The Warrant to be issued to Lender duly executed by Borrower.

                (c) Use its best efforts to obtain a Landlord Consent from the owner of the building in which Collateral is to be located.

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

                (d) A certificate of the secretary or assistant secretary of Borrower with copies of the following documents attached: (i) the articles of incorporation and bylaws of Borrower certified by Borrower as being in full force and effect on the Funding Date, (ii) incumbency and representative signatures, and (iii) resolutions authorizing the execution and delivery of this Agreement and each of the other Loan Documents.

                (e) A good standing certificate from Borrower's state of incorporation and the state in which Borrower's principal place of business is located, together with certificates of the applicable governmental authorities stating that Borrower is in compliance with the franchise tax laws of each such state, each dated as of a recent date.

                (f) Evidence of the insurance coverage required by SECTION 6.8 of this Agreement.

                (g) Payment of the last Scheduled Payment an amount equal to the Commitment multiplied by the Loan Factor.

                (h) Payment of any Lender's Expenses, in an amount not to exceed $1,500.00.

                (i) All necessary consents of shareholders and other third parties with respect to the execution, delivery and performance of this Agreement, the Warrant and the other Loan Documents.

                (j) Such other documents, and completion of such other matters, as Lender may deem necessary or appropriate.

            3.2 CONDITIONS PRECEDENT TO ALL ADVANCES. The obligation of Lender to make each Advance, including the initial Advance, is further subject to the following conditions:

                (a) Evidence that no Default or Event of Default shall have occurred and be continuing.

                (b) Borrower and Lender shall have executed a Notice of Borrowing with respect to the proposed Advance.

                (c) Lender shall have received such documents, instruments and agreements, including UCC financing statements or amendments to UCC financing statements, as Lender shall reasonably request to evidence the perfection and priority of the security interests granted to Lender pursuant to SECTION 4.

                (d) Borrower shall have delivered to Lender a subordination agreement, release, or estoppel letter, as appropriate, from any Person having an existing Lien superior to the Lien of Lender on any item of Collateral.

                (e) Such other documents, and completion of such other matters, as Lender may deem necessary or appropriate.

            3.3 COVENANT TO DELIVER. Borrower agrees (not as a condition but as a covenant) to deliver to Lender each item required to be delivered to Lender as a condition to the Advance, if such Advance is made. Borrower expressly agrees that the extension of such Advance prior to the receipt by Lender of any such item shall not constitute a waiver by Lender of Borrower's obligation to deliver such item.

      4. CREATION OF SECURITY INTEREST

            4.1 GRANT OF SECURITY INTEREST. Borrower grants to Lender a valid, first priority, continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure prompt, full and complete payment of any and all Obligations and in order to secure prompt, full and complete performance by Borrower of each of its covenants and duties under each of the Loan Documents. Notwithstanding the foregoing, the security interest granted herein shall not extend to and the term Collateral shall not include any property, rights or licenses to the extent that the granting of a security interest therein (i) would be contrary to applicable law or (ii) is prohibited by or would constitute a default under any agreement or document governing such property, rights or licenses (but only to the extent that such prohibition is enforceable under applicable law).

            4.2 DURATION OF SECURITY INTEREST. Lender's security interest in the Collateral shall continue until the payment in full and the satisfaction of all Obligations, whereupon such security interest shall terminate. Lender shall, at Borrower's sole cost and expense, execute such further documents and take such further actions as may be necessary to effect the release contemplated by this
SECTION 4.2, including duly executing and delivering termination statements for filing in all relevant jurisdictions under the Code.

            4.3 POSSESSION OF COLLATERAL. So long as no Event of Default has occurred and is continuing, Borrower shall remain in full possession, enjoyment and control of the Collateral (except only as may be otherwise required by Lender for perfection of its security interest therein) and shall be entitled to manage, operate and use the same and each part thereof with the rights and franchises appertaining thereto; provided, however, that the possession, enjoyment, control and use of the Collateral shall at all times be subject to the observance and performance of the terms of this Agreement.

            4.4 MARKINGS ON THE COLLATERAL. At Lender's request at any time during the Term of the Loan (including any extension thereof), Borrower shall place in a conspicuous location on each item of Collateral a plaque or other marking to be supplied by Lender which reads substantially as follows:

            Lighthouse Capital Partners II, L.P. has a first priority security interest in this item of equipment.

Such plaque or other marking shall not be removed (or if removed or damaged such plaque or other marking shall be replaced) until the security interest in favor of Lender in such item of Collateral is terminated pursuant to this Agreement.

            4.5 DELIVERY OF ADDITIONAL DOCUMENTATION REQUIRED. Borrower shall from time to time execute and deliver to Lender, all financing statements and other documents such Lender may reasonably request, in form satisfactory to Lender, to perfect and continue Lender's first priority, perfected security interests in the Collateral and in order to consummate fully all of the transactions contemplated under the Loan Documents.

            4.6 RIGHT TO INSPECT. Lender (through any of its officers, employees, or agents) shall have the right, upon reasonable prior notice, from time to time during Borrower's usual business hours, to inspect Borrower's Books and to make copies thereof and to check, test, and appraise the Collateral in order to verify Borrower's financial condition or the amount, condition of, or any other matter relating to, the Collateral.

      5. REPRESENTATIONS AND WARRANTIES

            Borrower represents, warrants and covenants as follows:

            5.1 DUE ORGANIZATION AND QUALIFICATION. Borrower is a corporation duly existing and in good standing under the laws of its state of incorporation and qualified and licensed to do business in, and is in good standing in, any state in which the conduct of its business or its ownership of Property requires that it be so qualified or in which the Collateral is located, except for such states as to which any failure so to qualify would not reasonably be expected to have a material adverse effect on Borrower's ability to perform its obligations under this Agreement.

            5.2 AUTHORITY. Borrower has all necessary power and authority to execute, deliver, and perform in accordance with the terms thereof, the Loan Documents to which it is a party. Borrower has all requisite power and authority to own and operate its properties and to carry on its businesses as now conducted.

            5.3 SUBSIDIARIES. Borrower has no Subsidiaries, except those listed in SCHEDULE 2 hereto.

            5.4 CONFLICT WITH OTHER INSTRUMENTS, ETC. Neither the execution and delivery of any Loan Document to which Borrower is a party nor the consummation of the transactions therein contemplated nor compliance with the terms, conditions and provisions thereof will conflict with or result in a breach of (i) any of the terms, conditions or provisions of the articles of incorporation and the by-laws, or other organizational documents of Borrower or (ii) any law or any regulation, order, writ, injunction or decree of any court or governmental instrumentality or any (iii) material agreement or instrument to which Borrower is a party or by which it or any of its properties is bound or to which it or any of its properties is subject, or constitute a default thereunder, except to the extent that such conflict, breach or default could not reasonably be expected to have a material adverse effect on the ability of Borrower to perform its obligations under this Agreement, or result in the creation or imposition of any Lien, other than Permitted Liens.

            5.5 AUTHORIZATION; ENFORCEABILITY. The execution and delivery of this Agreement, the granting of the security interest in the Collateral, the incurring of the Loans, the execution and delivery of the other Loan Documents to which Borrower is a party and the consummation of the transactions herein and therein contemplated have each been duly authorized by all necessary action on the part of Borrower. The Loan Documents have been duly executed and delivered and constitute legal, valid and binding obligations of Borrower, enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application relating to or affecting the enforcement of creditors' rights or by general principles of equity.

            5.6 NO PRIOR ENCUMBRANCES. Borrower has good and indefeasible title to the Collateral, free and clear of liens, claims, security interests, or encumbrances, except for the first priority lien held by the Lender, or Permitted Liens. Borrower has not acquired any part of the Collateral from an assignor outside the ordinary course of such assignor's business.

            5.7 NAME; LOCATION OF CHIEF EXECUTIVE OFFICE, PRINCIPAL PLACE OF BUSINESS AND COLLATERAL. Borrower has not done business under any name other than that specified on the signature page hereof. The chief executive office, principal place of business, and the place where Borrower maintains its records concerning the Collateral are presently located at the address set forth on the cover page. The Collateral is presently located at the addresses set forth on the cover page.

            5.8 LITIGATION. There are no actions or proceedings pending by or against Borrower before any court or administrative agency in which an adverse decision could have a material adverse effect on Borrower or the aggregate value of the Collateral. Borrower does not have knowledge of any such pending or threatened actions or proceedings. Borrower will promptly notify Lender in writing if any action, proceeding or governmental investigation involving Borrower is commenced that may result in damages or costs to Borrower of Fifty Thousand Dollars ($50,000) or more.

            5.9 FINANCIAL STATEMENTS. All financial statements relating to Borrower or any Affiliate that have been or may hereafter be delivered by Borrower to Lender present fairly in all material respects Borrower's financial condition as of the date thereof and Borrower's results of operations for the period then ended.

            5.10 SOLVENCY. Borrower is solvent and able to pay its debts (including trade debts) as they mature.

            5.11 TAXES. Borrower has filed or caused to be filed all tax returns required to be filed, and has paid, or has made adequate provision for the payment of, all taxes that are due and payable.

            5.12 CONSENTS AND APPROVALS. No approval, authorization or consent of any trustee or holder of any indebtedness or obligation of Borrower or of any other Person under any such material agreement, contract, lease or license or similar document or instrument to which Borrower is a party or by which Borrower is bound, is required to be obtained by Borrower in order to make or consummate the transactions contemplated under the Loan Documents. All consents and approvals of, filings and registrations with, and other actions in respect of, all Governmental Authorities required to be obtained by Borrower in order to make or consummate the transactions contemplated under the Loan Documents have been, or prior to the time when required will have been, obtained, given, filed or taken and are or will be in full force and effect.

            5.13 TRADEMARKS, PATENTS, COPYRIGHTS, FRANCHISES AND LICENSES. Borrower possesses and owns all necessary trademarks, trade names, copyrights, patents, patent rights, franchises and licenses which are material to the conduct of its business as now operated.

            5.14 MATERIAL CONTRACTS. Borrower has disclosed to Lender in writing all currently effective material contracts and material agreements (whether written or oral) to which Borrower is a party. There are no material defaults under any such contract or agreement by Borrower that could reasonably be expected to have a material adverse effect on the ability of Borrower to perform its obligations under this Agreement. Borrower has delivered to Lender true and correct copies of all such contracts or agreements (or, with respect to oral contracts or agreements, written descriptions of the material terms thereof).

            5.15 FULL DISCLOSURE. No representation, warranty or other statement made by Borrower in any Loan Document, certificate or written statement furnished to Lender contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading.

      6. AFFIRMATIVE COVENANTS

            Borrower covenants and agrees that, until the full and complete payment of the Obligations and the termination of the Commitments, Borrower shall do all of the following:

            6.1 GOOD STANDING. Borrower shall maintain its corporate existence and its good standing in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which the failure to so qualify could reasonably be expected to have a material adverse effect on the financial condition, operations or business of Borrower. Borrower shall maintain in force all licenses, approvals and agreements, the loss of which could have a material adverse effect on its ability to perform its obligations under this Agreement.

            6.2 GOVERNMENT COMPLIANCE. Borrower shall comply with all statutes, laws, ordinances and government rules and regulations to which it is subject, noncompliance with which could reasonably be expected to materially adversely affect its ability to perform its obligations under this Agreement.

            6.3 FINANCIAL STATEMENTS, REPORTS, CERTIFICATES. Borrower shall deliver to Lender: (a) as soon as available, but in any event within forty (40) days after the end of each month, a company prepared balance sheet, income statement and cash flow statement covering Borrower's operations during such period, certified by a Responsible Officer; (b) as soon as available, but in any event within one-hundred twenty (120) days after the end of Borrower's fiscal year, audited financial statements of Borrower prepared in accordance with generally accepted accounting principles, consistently applied, together with an unqualified opinion, except with regard to going concern, on such financial statements of a nationally recognized or other independent public accounting firm reasonably acceptable to Lender; (c) promptly upon becoming available, copies of all statements, reports and notices sent or made available generally by Borrower to its security holders; (d) immediately upon receipt of notice thereof, a report of any material legal actions pending or threatened against Borrower; and (e) such other financial information as Lender may reasonably request from time to time.

            6.4 CERTIFICATES OF COMPLIANCE. Each time financial statements are furnished pursuant to SECTION 6.3 above, there shall be delivered to Lender a certificate signed by a Responsible Officer (each an "Officer's Certificate") with respect to such financial reports to the effect that: (i) no Event of Default or Default has occurred and is continuing hereunder since the date of this Agreement or, if later, since the date of the prior Officer's Certificate or, if such an event or condition has occurred and is continuing, the nature and extent thereof and the action Borrower proposes to take with respect thereto, and (ii) Borrower is in compliance with the provisions of SECTIONS 6 AND 7, except to the extent that such non-compliance could not reasonably be expected to have a material adverse effect on the ability of Borrower to perform its obligations under this Agreement.

            6.5 NOTICE OF DEFAULTS. As soon as possible, and in any event within five (5) days after the discovery of a Default or an Event of Default provide Lender with an Officer's Certificate of Borrower setting forth the facts relating to or giving rise to such Default or Event of Default and the action which Borrower proposes to take with respect thereto.

            6.6 TAXES. Borrower shall make due and timely payment or deposit of all federal, state, and local taxes, assessments, or contributions required of it by law or imposed upon any properties belonging to it, and will execute and deliver to Lender, on demand, appropriate certificates attesting to the payment or deposit thereof, and Borrower will make timely payment or deposit of all tax payments and withholding taxes required of it by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Lender with proof satisfactory to Lender indicating that Borrower has made such payments or deposits; provided that Borrower need not make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings and is adequately reserved against by Borrower.

            6.7 USE; MAINTENANCE.

                (a) Borrower, at its expense, shall make all necessary site preparations and cause the Collateral to be operated in accordance with any applicable manufacturer's manuals or instructions. So long as no Default or Event of Default has occurred and is continuing, Borrower shall have the right to quietly possess and use the Collateral as provided herein without interference by Lender.

                (b) Borrower, at its expense, shall maintain the Collateral in good condition, reasonable wear and tear excepted, and will comply in all material respects with all laws, rules and regulations to which the use and operation of the Collateral may be or become subject. Such obligation shall extend to repair and replacement of any partial loss or damage to the Collateral, regardless of the cause. If maintenance is mandated by manufacturer, Borrower shall obtain and keep in effect, at all times during the Term maintenance service contracts with suppliers approved by Lender, such approval not to be unreasonably withheld. All parts furnished in connection with such maintenance or repair shall immediately become part of the Collateral. All such maintenance, repair and replacement services shall be immediately paid for and discharged by Borrower with the result that no Lien will attach to the Collateral.

            6.8 INSURANCE.

      Borrower shall obtain and maintain for the Term, at its own expense, (a) "special form" insurance against loss or damage to the Collateral, and (b) commercial general liability insurance (including contractual liability, products liability and completed operations coverage's), reasonably satisfactory to Lender and such other insurance against such other risks of loss and with such terms, as shall in each case be reasonably satisfactory to or reasonably required by Lender (as to carriers, amounts, deductibles and otherwise). The amount of the "special form" insurance shall be the greater of (i) the replacement value of the Collateral (as new) or (ii) the outstanding principal amount of the Advances and all other then outstanding amounts payable under the Loan Documents. Such amounts shall be determined to Lender's reasonable satisfaction as of each anniversary date of this Agreement and the appropriate amount of coverage shall be put in effect on the next succeeding renewal or inception date of such insurance.

      The amount of such commercial general liability insurance (other than products liability coverage and completed operations insurance) shall be at least $2,000,000 per occurrence. The amount of such products liability and completed operations insurance shall be at least $2,000,000 per occurrence. The deductible with respect to the "special form" and product liability insurance shall not exceed $25,000; otherwise there shall be no deductible with respect to any insurance required to be maintained hereunder without the prior written approval of Lender. Such "special form" insurance shall: (a) name Lender as sole loss payee with respect to the Collateral, (b) provide each insurer's waiver of its right of subrogation against Lender and Borrower, and (c) provide that such insurance (i) shall not be invalidated by any action of, or breach of warranty by, Borrower of a provision of any of its insurance policies, and (ii) shall waive set-off, counterclaim or offset against Lender. Each liability policy shall (A) name Lender as an additional insured and (B) provide that such insurance shall have cross-liability and severability of interest endorsements (which shall not increase the aggregate policy limits of Borrower's insurance). All insurance policies (C) shall provide that Borrower's insurance shall be primary without a right of contribution of Lender's insurance, if any, or any obligation on the part of Lender to pay premiums of Borrower, and (D) shall contain a clause requiring the insurer to give Lender at least thirty (30) days prior written notice of its cancellation (other than cancellation for non-payment for which ten (10) days notice shall be sufficient). Borrower shall, on or prior to the date of and prior to each policy renewal, furnish to Lender certificates of insurance or other evidence satisfactory to Lender that such insurance coverage is in effect.

            6.9 LOSS; DAMAGE; DESTRUCTION AND SEIZURE.

                (a) Borrower shall bear the risk of the Collateral being lost, stolen, destroyed, damaged beyond repair, rendered permanently unfit for use, or seized by a governmental authority for any reason whatsoever at any time until the expiration or termination of the Term.

                (b) So long as no Event of Default has occurred and is continuing, any proceeds of insurance maintained pursuant to SECTION 6.8 received by Lender or Borrower with respect to an item of Collateral, the repair of which is practicable, shall, at the election of Borrower, be applied either to the repair or replacement of such Collateral or, upon Lender's receipt of evidence of the repair or replacement of the Collateral reasonably satisfactory to Lender, to the reimbursement of Borrower for the cost of such repair or replacement. All replacement parts and equipment acquired by Borrower in replacement of Collateral pursuant to this SECTION 6.9(b) shall immediately become part of the Collateral upon acquisition by Borrower. Borrower shall take such actions and provide such documentation as may be reasonably requested by Lender to protect and preserve its first priority security interest and otherwise to avoid any impairment of Lender's rights under the Loan Documents in connection with such repair or replacement.

                6.10 FURTHER ASSURANCES. At any time and from time to time Borrower shall execute and deliver such further instruments and take such further action as may reasonably be requested by Lender to effect the purposes of this Agreement.

      7. NEGATIVE COVENANTS

               Borrower covenants and agrees that until the full and complete payment of the Obligations and termination of the Commitments, Borrower will not do any of the following:

            7.1 CHIEF EXECUTIVE OFFICE; LOCATION OF COLLATERAL. During the continuance of this Agreement, change the chief executive office or principal place of business or remove or cause to be removed, except in the ordinary course of Borrower's business, the Collateral or the records concerning the Collateral from the premises listed on the cover page without thirty (30) days prior written notice to Lender.

            7.2 EXTRAORDINARY TRANSACTIONS AND DISPOSAL OF ASSETS. Enter into any transaction not in the ordinary and usual course of Borrower's business, including the sale, lease, license or other disposition of, moving, relocation, or transfer, whether by sale or otherwise, of Borrower's assets, other than (i) sales of inventory in the ordinary and usual course of Borrower's business as presently conducted and (ii) sales or other dispositions in the ordinary course of business of assets, other than Collateral, that have become worn out or obsolete or that are promptly being replaced. Notwithstanding anything contained in this SECTION 7.2, Borrower may do any of the following: (i) transfer non-exclusive licenses and similar arrangements for use of the property of Borrower, (ii) declare and make any dividend payment or other distribution payable to its equity securities, (iii) convert any of its convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange therefor, (iv) repurchase stock from former contractors or employees of Borrower in accordance with the terms of repurchase, vesting or similar agreements between Borrower and such employees, (v) repurchases of equity securities with the proceeds from issuance of equity securities, (vi) provided no Event of Default has occurred and is continuing or is not caused thereby, mergers, consolidations or acquisitions, which after giving effect thereto, Borrower is the surviving entity, (viii) enter into Permitted Investments, (ix) capital leases or indebtedness incurred solely to the purchase equipment which is secured in accordance with CLAUSE (e) of Permitted Liens and is not in excess of the lesser of the purchase price of such equipment or the fair market value of such equipment on the date of acquisition,
(x) other Indebtedness not otherwise permitted by SECTION 7.2 not exceeding One Hundred Thousand Dollars ($100,000) in the aggregate at any time; and (xi) extensions, refinancings, modifications, amendments, and restatements of any items of Permitted Indebtedness (ix) an (x) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower or its Subsidiary, as the case may be.

            7.3 RESTRUCTURE. Change Borrower's name; make any material change in Borrower's financial structure or business operations; cause, permit, or suffer any material adverse change in Borrower's ownership; or suspend operation of Borrower's business.

            7.4 LIENS. Create, incur, assume or suffer to exist any Lien or any other encumbrance of any kind with respect to any of its Property, whether now owned or hereafter acquired, except for Permitted Liens.

      8. EVENTS OF DEFAULT

            Any one or more of the following events shall constitute an Event of Default by Borrower under this Agreement:

            8.1 PAYMENT DEFAULT. If Borrower fails to pay when due and payable or when declared due and payable in accordance with the Loan Documents, any portion of the Obligations and such failure continues for three (3) days.

            8.2 CERTAIN COVENANT DEFAULTS. If Borrower fails to perform any obligation under SECTIONS 6.8, 6.9 or 6.10, or violates any of the covenants contained in SECTION 7 of this Agreement.

            8.3 OTHER COVENANT DEFAULTS. If Borrower fails or neglects to perform, keep, or observe any other material term, provision, condition, covenant, or agreement contained in this Agreement, in any of the other Loan Documents, or in any other present or future agreement between Borrower and Lender and as to any default under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure such default within fifteen (15) Business Days after the occurrence of such default.

            8.4 MATERIAL ADVERSE CHANGE. If there occurs a material adverse change in Borrower's business that could reasonably be expected to have a material adverse effect on the ability of Borrower to perform its obligations under this Agreement, or if there is a material impairment of the prospect of repayment of any portion of the Obligations owing to Lender or a material impairment of the value or priority of Lender's security interests in the Collateral.

            8.5 ATTACHMENT. If any material portion of Borrower's assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or Person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within fifteen (15) days, or if Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of Borrower's assets, or if a notice of lien, levy, or assessment is filed of record with respect to any of Borrower's assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within fifteen (15) days after Borrower receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contesting by Borrower.

            8.6 OTHER AGREEMENTS. If there is a default in any agreement to which Borrower is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in excess of Fifty Thousand Dollars ($50,000).

            8.7 JUDGMENTS. If a judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least One Hundred Thousand Dollars ($100,000) shall be rendered against Borrower and shall remain unsatisfied and unstayed for a period of thirty (30) days.

            8.8 REDEMPTION OR REPURCHASE. Other than repurchases pursuant to
Section 7.2(v), Borrower shall, after the date of this Agreement, redeem or repurchase (a) any shares of any class or series of its preferred stock or (b) more than One Hundred Thousand Dollars ($100,000) in the aggregate of common stock, in each case whether pursuant to a mandatory redemption or otherwise.

            8.9 MISREPRESENTATIONS. If any material misrepresentation or material misstatement exists now or hereafter in any warranty, representation, statement, or report made to Lender by Borrower or any officer, employee, agent, or director of Borrower.

            8.10 BREACH OF WARRANT. If Borrower shall breach the terms of the Warrant.

            8.11 ENFORCEABILITY. If any Loan Document shall in any material respect cease to be, or Borrower shall assert that any Loan Document is not, a legal, valid and binding obligation of Borrower enforceable in accordance with its terms.

            8.12 INVOLUNTARY BANKRUPTCY OR INSOLVENCY. If a proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of Borrower in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee (or similar official) of Borrower or for any substantial part of its property, or for the winding-up or liquidation of its affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of forty-five (45) consecutive days or such court shall enter a decree or order granting the relief sought in such proceeding.

            8.13 VOLUNTARY BANKRUPTCY OR INSOLVENCY. If Borrower shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian (or other similar official) of Borrower or for any substantial part of its property, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action in furtherance of any of the foregoing.

      9. LENDER'S RIGHTS AND REMEDIES

            9.1 RIGHTS AND REMEDIES. Upon the occurrence and continuance of any Default or Event of Default, Lender shall have no further obligation to advance money or extend credit to or for the benefit of Borrower. In addition, upon the occurrence and during the continuance of an Event Of Default, Lender shall have the rights, options, duties and remedies of a secured party as permitted by law and, in addition to and without limitation of the foregoing, Lender may, at its election, without notice of election and without demand, do any one or more of the following, all of which are authorized by Borrower:

                (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, including the outstanding principal amount of each Advance and Loan, immediately due and payable (provided that upon the occurrence of an Event of Default described in SECTION 8.12 or 8.13 all Obligations shall become immediately due and payable without any action by Lender);

                (b) Without notice to or demand upon Borrower, make such payments and do such acts as Lender consider necessary or reasonable to protect its security interest in the Collateral. Borrower agrees to assemble the Collateral if Lender so requires, and to make the Collateral available to Lender as Lender may designate. Borrower authorizes Lender to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Lender's determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any of Borrower's owned premises, Borrower hereby grants Lender a license to enter into possession of such premises and to occupy the same, without charge, for up to one hundred twenty (120) days in order to exercise any of Lender's rights or remedies provided herein, at law, in equity, or otherwise;

                (c) Without notice to Borrower, set off and apply to the Obligations any and all indebtedness at any time owing to or for the credit or the account of Borrower;

                (d) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Lender is hereby granted a license or other right, solely pursuant to the provisions of this SECTION 9.1, to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any Property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Lender's exercise of its rights under this SECTION 9.1, Borrower's rights under all licenses and all franchise agreements shall inure to Lender's benefit;

                (e) Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Lender determines are commercially reasonable;

                (f) Lender may credit bid and purchase at any public sale; and

                (g) Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower.

            9.2 WAIVER BY BORROWER. Upon the occurrence of an Event of Default, to the extent permitted by law, Borrower covenants that it will not at any time insist upon or plead, or in any manner whatever claim or take any benefit or advantage of, any stay or extension law now or at any time hereafter in force, nor claim, take nor insist upon any benefit or advantage of or from any law now or hereafter in force providing for the valuation or appraisement of the Collateral or any part thereof prior to any sale or sales thereof to be made pursuant to any provision herein contained, or to the decree, judgment or order of any court of competent jurisdiction; nor, after such sale or sales, claim or exercise any right under any statute now or hereafter made or enacted by any state or otherwise to redeem the Property so sold or any part thereof, and, to the full extent legally permitted, except as to rights expressly provided herein, hereby expressly waives for itself and on behalf of each and every Person, except decree or judgment creditors of Borrower acquiring any interest in or title to the Collateral or any part thereof subsequent to the date of this Agreement, all benefit and advantage of any such law or laws, and covenants that it will not invoke or utilize any such law or laws or otherwise hinder, delay or impede the execution of any power herein granted and delegated to Lender, but will suffer and permit the execution of every such power as though no such power, law or laws had been made or enacted.

            9.3 EFFECT OF SALE. Any sale, whether under any power of sale hereby given or by virtue of judicial proceedings, shall operate to divest all right, title, interest, claim and demand whatsoever, either at law or in equity, of Borrower in and to the Property sold, and shall be a perpetual bar, both at law and in equity, against Borrower, its successors and assigns, and against any and all Persons claiming the Property sold or any part thereof under, by or through Borrower, its successors or assigns.

            9.4 POWER OF ATTORNEY IN RESPECT OF THE COLLATERAL. Borrower does hereby irrevocably appoint Lender (which appointment is coupled with an interest) on the occurrence and continuance of a Default or an Event of Default, the true and lawful attorney in fact of Borrower with full power of substitution, for it and in its name: (a) to ask, demand, collect, receive, receipt for, sue for, compound and give acquittance for any and all rents, issues, profits, avails, distributions, income, payment draws and other sums in which a security interest is granted under SECTION 4 with full power to settle, adjust or compromise any claim thereunder as fully as if Lender were a Borrower itself, (b) to receive payment of and to endorse the name of Borrower to any items of Collateral (including checks, drafts and other orders for the payment of money) that come into Lender's possession or under Lender's control, (c) to make all demands, consents and waivers, or take any other action with respect to, the Collateral, (d) in Lender's discretion to file any claim or take any other action or proceedings, either in its own name or in the name of Borrower or otherwise, which Lender may reasonably deem necessary or appropriate to protect and preserve the right, title and interest of Lender in and to the Collateral, or (e) to otherwise act with respect thereto as though Lender were the outright owner of the Collateral.

            9.5 LENDER'S EXPENSES. If Borrower fails to pay any amounts or furnish any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Lender may do any or all of the following: (a) make payment of the same or any part thereof; (b) set up such reserves in Borrower's loan account as Lender deem necessary to protect Lender from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type discussed in SECTION 6.8 of this Agreement, and take any action with respect to such policies as Lender deem prudent. Any amounts paid or deposited by Lender shall constitute Lender's Expenses, shall be immediately due and payable, and shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral. Any payments made by Lender shall not constitute an agreement by Lender to make similar payments in the future or a waiver by Lender of any Event of Default under this Agreement.

            9.6 REMEDIES CUMULATIVE. Lender's rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Lender shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Lender of one right or remedy shall be deemed an election, and no waiver by Lender of any Event of Default on Borrower's part shall be deemed a continuing waiver. No delay by Lender shall constitute a waiver, election, or acquiescence by it.

            9.7 APPLICATION OF COLLATERAL PROCEEDS. The proceeds and/or avails of the Collateral, or any part thereof, and the proceeds and the avails of any remedy hereunder (as well as any other amounts of any kind held by Lender at the time of or received by Lender after, the occurrence of an Event of Default hereunder) shall be paid to and applied as follows:

                (a) First, to the payment of out-of-pocket costs and expenses, including all amounts expended to preserve the value of the Collateral, of foreclosure or suit, if any, and of such sale and the exercise of any other rights or remedies, and of all proper fees, expenses, liability and advances, including reasonable legal expenses and attorneys' fees, incurred or made hereunder by Lender;

                (b) Second, to the payment to Lender of the amount then owing or unpaid on the Advances or Loans for Scheduled Payments, the unpaid principal amount of the Advances or Loans, and all other Obligations with respect to all Advances or Loans, and in case such proceeds shall be insufficient to pay in full the whole amount so due, owing or unpaid upon the Advances or Loans, then to the unpaid interest thereon, then to the unpaid principal amount of the Advances or Loans, and then to the payment of other amounts then payable to Lender under any of the Loan Documents; and

                (c) Third, to the payment of the surplus, if any, to Borrower, its successors and assigns, or to whomsoever may be lawfully entitled to receive the same.

            9.8 REINSTATEMENT OF RIGHTS. If Lender shall have proceeded to enforce any right under this Agreement or any other Loan Document by foreclosure, sale, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely, then and in every such case (unless otherwise ordered by a court of competent jurisdiction), Lender shall be restored to its former position and rights hereunder with respect to the Property subject to the security interest created under this Agreement.

      10. WAIVERS; INDEMNIFICATION

            10.1 DEMAND; PROTEST. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Lender on which Borrower may in any way be liable.

            10.2 LENDER'S LIABILITY FOR COLLATERAL. So long as Lender complies with its obligations, if any, under Section 9207 of the Code, Lender shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person whomsoever. All risk of loss, damage or destruction of the Collateral shall be borne by Borrower.

            10.3 INDEMNIFICATION. Whether or not the transactions contemplated hereby shall be consummated:

                (a) GENERAL INDEMNITY. Borrower shall pay, indemnify, and hold Lender and each of its officers, directors, employees, counsel, partners, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, reasonable expenses or reasonable disbursements (including Lender's Expenses and reasonable attorney's fees and the allocated cost of in-house counsel) of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement and any other Loan Documents, or the transactions contemplated hereby and thereby, and with respect to any investigation, litigation or proceeding (including any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, dissolution or relief of debtors or any appellate proceeding) related to this Agreement, the Advances or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that Borrower shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of such Indemnified Person.

                (b) SURVIVAL; DEFENSE. The obligations in this SECTION 10.3 shall survive payment of all other Obligations. At the election of any Indemnified Person, Borrower shall defend such Indemnified Person using legal counsel satisfactory to such Indemnified Person in such Person's sole discretion, at the sole cost and expense of Borrower. All amounts owing under this SECTION 10.3 shall be paid within thirty (30) days after written demand.

      11. NOTICES

            Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by certified mail, postage prepaid, return receipt requested, or by prepaid facsimile to Borrower or to Lender, as the case may be, at their respective addresses set forth below:

          If to Borrower:      VNUS Medical Technologies, Inc.
                               238 East Caribbean Drive
                               Sunnyvale, CA 94089
                               FAX:  (408) 747-1998

          If to Lender:        Lighthouse Capital Partners II, L.P.
                               100 Drake's Landing Road, Suite 260
                               Greenbrae, California 94904-3121
                               Attention:  Contract Administrator
                               FAX:  (415) 925-3387

      The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

      12. GENERAL PROVISIONS

            12.1 SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; provided, however, that neither this Agreement nor any rights hereunder may be assigned by Borrower without Lender's prior written consent, which consent may be granted or withheld in Lender's sole discretion. Lender shall have the right without the consent of or notice to Borrower to sell, transfer, negotiate, or grant participations in all or any part of, or any interest in such Lender's rights and benefits hereunder.

            12.2 TIME OF ESSENCE. Time is of the essence for the performance of all obligations set forth in this Agreement.

            12.3 SEVERABILITY OF PROVISIONS. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

            12.4 ENTIRE AGREEMENT; CONSTRUCTION; AMENDMENTS AND WAIVERS.

                (a) This Agreement and each of the other Loan Documents dated as of the date hereof, taken together, constitute and contain the entire agreement between Borrower and Lender and supersede any and all prior agreements, negotiations, correspondence, understandings and communications between the parties, whether written or oral, respecting the subject matter hereof.

                (b) This Agreement is the result of negotiations between and has been reviewed by each of Borrower and Lender executing this Agreement as of the date hereof and their respective counsel; accordingly, this Agreement shall be deemed to be the product of the parties hereto, and no ambiguity shall be construed in favor of or against Borrower or Lender. Borrower and Lender agree that they intend the literal words of this Agreement and the other Loan Documents and that no parol evidence shall be necessary or appropriate to establish Borrower's or Lender's actual intentions.

                (c) Any and all amendments, modifications, discharges or waivers of, or consents to any departures from any provision of this Agreement or of any of the other Loan Documents shall not be effective without the written consent of Lender. Any waiver or consent with respect to any provision of the Loan Documents shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances. Any amendment, modification, waiver or consent effected in accordance with this SECTION 12.4 shall be binding upon Lender and on Borrower.

            12.5 RELIANCE BY LENDER. All covenants, agreements, representations and warranties made herein by Borrower shall, notwithstanding any investigation by Lender, be deemed to be material to and to have been relied upon by Lender.

            12.6 NO SET-OFFS BY BORROWER. All sums payable by Borrower pursuant to this Agreement or any of the other Loan Documents shall be payable without notice or demand and shall be payable in United States Dollars without set-off or reduction of any manner whatsoever.

            12.7 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be-an original, and all of which, when taken together, shall constitute but one and the same Agreement.

            12.8 SURVIVAL. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding. The obligations of Borrower to indemnify Lender with respect to the expenses, damages, losses, costs and liabilities described in SECTION 10.3 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Lender have run.

      13. Relationship of parties. Borrower and Lender acknowledge, understand and agree that the relationship between the Borrower, on the one hand, and Lender, on the other, is, and at all time shall remain solely that of a borrower and lender. Lender shall not under any circumstances be construed to be a partner or joint venturer of Borrower or any of its Affiliates; nor shall the Lender under any circumstances be deemed to be in a relationship of confidence or trust or a fiduciary relationship with Borrower or any of its Affiliates, or to owe any fiduciary duty to Borrower or any of its Affiliates. Lender does not undertake or assume any responsibility or duty to Borrower or any of its Affiliates to select, review, inspect, supervise, pass judgment upon or otherwise inform the Borrower or any of its Affiliates of any matter in connection with its or their Property, any Collateral held by Lender or the operations of Borrower or any of its Affiliates. Borrower and each of its Affiliates shall rely entirely on their own judgment with respect to such matters, and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by Lender in connection with such matters is solely for the protection of Lender and neither Borrower nor any Affiliate is entitled to rely thereon.

      14. Choice of law and venue; jury trial waiver. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF BORROWER AND LENDER HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF SANTA CLARA, STATE OF CALIFORNIA. BORROWER AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

BORROWER:                                   LENDER:

VNUS MEDICAL TECHNOLOGIES, INC.             LIGHTHOUSE CAPITAL PARTNERS II, L.P.

By:   /s/                                   By: LIGHTHOUSE MANAGEMENT
      -------------------------------           PARTNERS II, L.P., its general
Name: Brian E. Farley                           partner
      -------------------------------
Title: President and CEO                        By: LIGHTHOUSE CAPITAL PARTNERS,
      -------------------------------               INC., its general partner

                                            By:   /s/
                                                  ------------------------------
                                            Name: Richard D. Stubblefield
                                                  ------------------------------
                                            Title: Managing Director
                                                  ------------------------------

Exhibit A - Collateral
Exhibit B - Form of Warrant
Exhibit C - Form of Landlord Consent
Exhibit D - Form of Notice of Borrowing
Exhibit E - Form of Loan Terms Schedule
Exhibit F - Amortization Schedule
Exhibit G - Ancillary Documents

Schedule 1 - Existing Liens
Schedule 2 - Subsidiaries

                                    EXHIBIT B

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED UNLESS SUCH SALE OR TRANSFER IS IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS OR SOME OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS IS AVAILABLE WITH RESPECT THERETO.

                        PREFERRED STOCK PURCHASE WARRANT

Warrant No. __________                                   Number of Shares 44,118
                                                        Series C Preferred Stock

                         VNUS MEDICAL TECHNOLOGIES, INC.

                            Void after June 30, 2004

      1. ISSUANCE. This Warrant is issued to LIGHTHOUSE CAPITAL PARTNERS II, L.P. by VNUS MEDICAL TECHNOLOGIES, INC., a Delaware corporation (hereinafter with its successors called the "Company").

      2. PURCHASE PRICE; NUMBER OF SHARES. The registered holder of this Warrant (the "Holder"), commencing on the date hereof, is entitled upon surrender of this Warrant with the subscription form annexed hereto duly executed, at the principal office of the Company, to purchase from the Company at a price per share of $1.70 (the "Purchase Price"), 44,118 fully paid and nonassessable shares of Series C Preferred Stock, $.001 par value, of the Company (the "Preferred Stock" or the "Shares"). Until such time as this Warrant is exercised in full or expires, the Purchase Price and the securities issuable upon exercise of this Warrant are subject to adjustment as hereinafter provided. The person or persons in whose name or names any certificate representing shares of Preferred Stock is issued hereunder shall be deemed to have become the holder of record of the shares represented thereby as at the close of business on the date this Warrant is exercised with respect to such shares, whether or not the transfer books of the Company shall be closed.

      3. PAYMENT OF PURCHASE PRICE. The Purchase Price may be paid (i) in cash or by check, (ii) by the surrender by the Holder to the Company of any promissory notes or other obligations issued by the Company, with all such notes and obligations so surrendered being credited against the Purchase Price in an amount equal to the principal amount thereof plus accrued and unpaid interest to the date of surrender, or (iii) by any combination of the foregoing.

      4. NET ISSUE ELECTION. The Holder may elect to receive, without the payment by the Holder of any additional consideration, shares of Preferred Stock equal to the value of this Warrant or any portion hereof by the surrender of this Warrant or such portion to the Company, with the net issue election notice annexed hereto duly executed, at the principal office of the Company. Thereupon, the Company shall issue to the Holder such number of fully paid and nonassessable shares of Preferred Stock as is computed using the following formula:


                                     Y(A-B)
                                 X=  ------
                                        A

where:      X =   the number of shares of Preferred Stock to be issued to the
                  Holder pursuant to this SECTION 4.

            Y = the number of shares of Preferred Stock covered by this Warrant in respect of which the net issue election is made pursuant to this SECTION 4.

            A = the Fair Market Value (defined below) of one share of Preferred Stock, as determined at the time the net issue election is made pursuant to this SECTION 4.

            B = the Purchase Price in effect under this Warrant at the time the net issue election is made pursuant to this SECTION 4.

"Fair Market Value" of a share of Preferred Stock (or Common Stock if the Preferred Stock has been automatically converted into Common Stock) as of a particular date (the "Determination Date") shall mean:

                  (i) If the net issue election is made in connection with and contingent upon the closing of the sale of the Company's Common Stock to the public in a public offering pursuant to a Registration Statement under the 1933 Act (a "Public Offering"), and if the Company's Registration Statement relating to such Public Offering ("Registration Statement") has been declared effective by the Securities and Exchange Commission, then the initial "Price to Public" specified in the final prospectus with respect to such offering multiplied by the number of shares of Common Stock into which each share of Preferred Stock is then convertible.

                  (ii) If the net issue election is not made in connection with and contingent upon a Public Offering, then as follows:

                        (a) If traded on a securities exchange or the Nasdaq
                  National Market, the fair market value of a share of Common Stock shall be deemed to be the average of the closing or last reported sale prices of the Common Stock on such exchange or market, as reported in the Wall Street Journal over the five day period ending five business days prior to the Determination Date, and the fair market value of a share of Preferred Stock shall be deemed to be such fair market value of a share of Common Stock multiplied by the number of shares of Common Stock into which each share of Preferred Stock is then convertible.

                        (b) If otherwise traded in an over-the-counter market,
                  the fair market value of a share of Common Stock shall be deemed to be the average of the closing ask prices of a share of Common Stock over the five day period ending five business days prior to the Determination Date, and the fair market value of a share of Preferred Stock shall be deemed to be such fair market value of a share of Common Stock multiplied by the number of shares of Common Stock into which each share of Preferred Stock is then convertible; and

                        (c) If there is no public market for the Common Stock,
                  then fair market value shall be determined in good faith by the Company's Board of Directors.

      5. PARTIAL EXERCISE. This Warrant may be exercised in part, and the Holder shall be entitled to receive a new warrant, which shall be dated as of the date of this Warrant, covering the number of shares in respect of which this Warrant shall not have been exercised.

      6. FRACTIONAL SHARES. In no event shall any fractional share of Preferred Stock be issued upon any exercise of this Warrant. If, upon exercise of this Warrant in its entirety, the Holder would, except as provided in this SECTION 6, be entitled to receive a fractional share of Preferred Stock, then the Company shall issue the next higher number of full shares of Preferred Stock, issuing a full share with respect to such fractional share.

      7. EXPIRATION DATE; AUTOMATIC EXERCISE; ACCELERATION UPON A MERGER.

            (a) Except as otherwise provided for herein, this Warrant shall expire at the close of business on June 30, 2004, and shall be void thereafter.

            (b) Notwithstanding the term of this Warrant fixed pursuant to
SECTION 7(a) hereof, this Warrant shall expire, if not previously exercised, immediately upon the closing of any consolidation or merger of the Company with another corporation or other business organization (other than a consolidation or merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding Preferred Stock), or any sale or conveyance to any other person of all or substantially all of the assets of the Company, in each case where the shareholders of the Company immediately prior to such merger, consolidation or sale of assets own (directly or indirectly) less than 50% of the voting securities of the surviving entity or purchaser of assets in such transaction (a "Merger").

            (c) Notwithstanding the foregoing, at the election of the Holder, the Company shall purchase the unexercised portion of this Warrant for cash upon the closing of any Merger for an amount equal to (a) the Fair Market Value of any consideration that would have been received by Holder in consideration of the Shares had Holder exercised the unexercised portion of this Wan-ant immediately before the record date for determining the shareholders entitled to participate in the proceeds of the Merger, less (b) the aggregate Purchase Price of the Shares, but in no event less than zero, provided, however, that the Company shall not be required to purchase any portion of the Warrant pursuant to this SECTION 7(c) if such purchase would, in the opinion of counsel to the Company, either (i) cause the Merger to fail to qualify as a tax-free reorganization under the Internal Revenue Code of 1986, as amended, or (ii) prevent the Merger from being treated as a pooling of interests under Accounting Principles Board Opinion No. 16; provided further, however, that if the Holder elects to have the Company purchase this Warrant but the Company does not purchase the Warrant in accordance with the preceding proviso, then this Warrant shall not expire upon such Merger unless the Fair Market Value of Liquid Consideration to be received per share of Series C Preferred Stock (or Common Stock into which such share is convertible) pursuant to such Merger is equal to or greater than two (2) times the Purchase Price, in which case the Warrant shall, without any further action by Holder, be exercised in a net issuance as described in SECTION 4 hereof. "Liquid Consideration" shall mean cash or publicly traded stock If the proceeds of the Merger is other than cash, then Fair Market Value shall be determined in good faith by the Company's Board of Directors.

The Company shall notify the Holder in writing at least twenty (20) business days in advance of the closing of a Merger. Such notice shall also contain such details of the proposed Merger as are reasonable under the circumstances. If such closing does not take place, the Company shall promptly notify the Holder that such proposed transaction has been terminated, and the Holder may rescind any exercise of its rights promptly after such notice of termination of the proposed transaction as if the exercise of the Warrant occurred after the Company had notified the Holder that the Merger was proposed or if the exercise were otherwise precipitated by such proposed Merger. In the event of such a rescission, the Warrants will continue to be exercisable on the terms and conditions contained herein.

      Notwithstanding the foregoing, this Wan-ant shall automatically be deemed to be exercised in full pursuant to the provisions of SECTION 4 hereof, without any further action on behalf of the Holder, immediately prior to the time this Warrant would otherwise expire pursuant to SECTION 7(a) or 7(b).

      8. RESERVED SHARES; VALID ISSUANCE. The Company covenants that it will at all times from and after the date hereof reserve and keep available such number of its authorized shares of Preferred Stock and Common Stock, S.00 I par value, of the Company (the "Common Stock"), free from all preemptive or similar rights therein, as will be sufficient to permit, respectively, the exercise of this Wan-ant in full and the conversion into shares of Common Stock of all shares of Preferred Stock issuable upon such exercise. The Company further covenants that such shares as may be issued pursuant to such exercise and/or conversion will, upon issuance, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

      9. STOCK SPLITS AND DIVIDENDS. If after the date hereof the Company shall subdivide the Preferred Stock, by split-up or otherwise, or combine the Preferred Stock, or issue additional shares of Preferred Stock in payment of a stock dividend on the Preferred Stock, the number of shares of Preferred Stock issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination, and the Purchase Price shall forthwith be proportionately decreased in the case of a subdivision or stock dividend, or proportionately increased in the case of a combination.

      10. ADJUSTMENTS FOR DILUTING ISSUANCES. The other antidilution rights applicable to the Preferred Stock and the Common Stock of the Company are set forth in the Restated Certificate of Incorporation, as amended from time to time (the "Certificate"), a true and complete copy in its current form which is attached hereto as EXHIBIT A. Such rights shall not be restated, amended or modified in any manner which affects the Holder differently than the holders of Series C Preferred without such Holder's prior written consent. The Company shall promptly provide the Holder hereof with any restatement, amendment or modification to the Certificate promptly after the same has been made.

      11. MERGERS AND RECLASSIFICATIONS. Subject to the provisions of SECTION 7 hereof, if after the date hereof the Company shall enter into any Reorganization (as hereinafter defined), then, as a condition of such Reorganization, lawful provisions shall be made, and duly executed documents evidencing the same from the

Company or its successor shall be delivered to the Holder, so that the Holder shall thereafter have the right to purchase, at a total price not to exceed that payable upon the exercise of this Warrant in full, the kind and amount of shares of stock and other securities and property receivable upon such Reorganization by a holder of the number of shares of Preferred Stock which might have been purchased by the Holder immediately prior to such Reorganization, and in any such case appropriate provisions shall be made with respect to the rights and interest of the Holder to the end that the provisions hereof (including without limitation, provisions for the adjustment of the Purchase Price and the number of shares issuable hereunder and the provisions relating to the net issue election) shall thereafter be applicable in relation to any shares of stock or other securities and property thereafter deliverable upon exercise hereof. For the purposes of this SECTION 11, the term "Reorganization" shall include without limitation, any reclassification, capital reorganization or change of the Preferred Stock (other than as a result of a subdivision, combination or stock dividend provided for in SECTION 9 hereof), or any consolidation of the Company with, or merger of the Company into, another corporation or other business organization (other than a merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding Preferred Stock), or any sale or conveyance to another corporation or other business organization of all or substantially all of the assets of the Company.

      12. CERTIFICATE OF ADJUSTMENT. Whenever the Purchase Price is adjusted, as herein provided, the Company shall promptly deliver to the Holder a certificate of the Company's chief financial officer setting forth the Purchase Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

      13. NOTICES OF RECORD DATE, ETC. In the event of:

            (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase, sell or otherwise acquire or dispose of any shares of stock of any class or any other securities or property, or to receive any other right;

            (b) any reclassification of the capital stock of the Company, capital reorganization of the Company, consolidation or merger involving the Company, or sale or conveyance of all or substantially all of its assets; or

            (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then in each such event the Company will provide or cause to be provided to the Holder a written notice thereof. Such notice shall be provided at least twenty
(20) business days prior to the date specified in such notice on which any such action is to be taken.

      14. REPRESENTATIONS, WARRANTIES AND COVENANTS. This Warrant is issued and delivered by the Company and accepted by each Holder on the basis of the following representations, warranties and covenants made by the Company:

            (a) The Company has all necessary authority to issue, execute and deliver this Warrant and to perform its obligations hereunder. This Warrant has been duly authorized issued, executed and delivered by the Company and is the valid and binding obligation of the Company, enforceable in accordance with its terms.

            (b) The shares of Preferred Stock issuable upon the exercise of this Warrant have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable.

            (c) The issuance, execution and delivery of this Warrant do not, and the issuance of the shares of Preferred Stock upon the exercise of this Warrant in accordance with the terms hereof will not, (i) violate or contravene the Company's Certificate or by-laws, or any law, statute, regulation, rule, judgment or order applicable to the Company, (ii) violate, contravene or result in a breach or default under any contract, agreement or instrument to which the Company is a party or by which the Company or any of its assets are bound or
(iii) require the consent or approval of or the filing of any notice or registration with any person or entity, except qualification (or taking such action as may be necessary to secure an exemption from qualification, if available) of the offer and sale of the Warrant, the Preferred Stock issuable upon exercise of this Warrant, and the Common Stock issuable upon conversion of such Preferred Stock under the California Corporate Securities Law of 1968, as amended, which qualification or action, if required, will be made or taken by the Company within the time prescribed by law.

            (d) As long as this Warrant is, or any shares of Preferred Stock issued upon exercise of this Warrant or any shares of Common Stock issued upon conversion of such shares of Preferred Stock are, issued and outstanding, the Company will provide to the Holder the financial and other information described in that certain Loan and Security Agreement between the Company and Lighthouse Capital Partners II, L.P. dated as of June 25, 1998.

            (e) So long as this Warrant has not terminated, Holder shall be entitled to receive such financial and other information as the Holder would be entitled to receive under the Company's Restated Stockholder Rights Agreement dated as of May 2, 1997 (the "Rights Agreement") if Holder were a holder of that number of shares issuable upon full exercise of this Warrant.

            (f) As of the date hereof, the authorized capital stock of the Company consists of (i) 30,000,000 shares of Common Stock, of which 2,884,811 shares are issued and outstanding and 15,868,990 shares are reserved for issuance upon the exercise of this Warrant and the conversion of the Preferred Stock, (ii) 5,582,500 shares of Series A-1, A-2 and A-3 Preferred Stock, of which all are issued and outstanding shares, (iii) 1,691,667 shares of Series B Preferred Stock, of which all are issued and outstanding shares, and (iv) 6,672,770 shares of Series C Preferred Stock, of which 4,694,835 shares are issued and outstanding shares, 1,877,935 shares are reserved for issuance upon exercise of currently outstanding warrants, and 44,118 shares are reserved for issuance upon the exercise of this Warrant. Attached hereto as EXHIBIT B is a capitalization table summarizing the capitalization of the Company, including, without limitation, the current Conversion Price of each series of preferred stock.

      15. REGISTRATION RIGHTS. The Company grants to the Holder registration rights contained in Sections 1.2 and 1.3 of the Rights Agreement, so that (i) the shares of Common Stock issuable upon conversion of the shares of Preferred Stock issuable upon exercise of this Warrant shall be "Registrable Securities," and (ii) the Holder shall be an "Investor," for all purposes of such Rights Agreement.

      16. This Warrant does not entitle the Holder to any voting rights or other rights as a stockholder of the Company prior to the exercise of this Warrant.

      17. AMENDMENT. The terms of this Warrant may be amended, modified or waived only with the written consent of the Holder.

      18. REPRESENTATIONS AND COVENANTS OF THE HOLDER. This Preferred Stock Purchase Warrant has been entered into by the Company in reliance upon the following representations and covenants of the Holder, which by its execution hereof the Holder hereby confirms:

      (a) INVESTMENT PURPOSE. This Warrant, any Preferred Stock issued upon exercise of this Warrant, and any Common Stock issued upon conversion of such Preferred Stock are being or will be acquired for investment and not with a view to the sale or distribution of any part thereof, and the Holder has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration or exemption.

      (b) ACCREDITED INVESTOR. Holder is an "accredited investor" within the meaning of the Securities and Exchange Rule 501 of Regulation D, as presently in effect.

      (c) PRIVATE ISSUE. The Holder understands (i) that none of this Warrant, the Preferred Stock issuable upon exercise of the Holder's rights contained herein, and the Common Stock issuable upon conversion thereof, is registered under the 1933 Act or qualified under applicable state securities laws on the ground that the issuance contemplated by this Warrant will be exempt from the registration and qualifications requirements thereof, and (ii) that the Company's reliance on such exemption is predicated on the representations set forth in this SECTION 18.

      (d) FINANCIAL RISK. The Holder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment and has the ability to bear the economic risks of its investment.

      19. NOTICES, TRANSFERS, ETC.

            (a) Any notice or written communication required or permitted to be given to the Holder may be given by certified mail or delivered to the Holder at the address most recently provided by the Holder to the Company.

            (b) Subject to compliance with applicable federal and state securities laws, this Warrant may be transferred by the Holder with respect to any or all of the shares purchasable hereunder. Upon surrender of this Warrant to the Company, together with the assignment notice annexed hereto duly executed, for transfer of this Warrant as an entirety by the Holder, the Company shall issue a new warrant of the same denomination to the assignee. Upon surrender of this Warrant to the Company, together with the assignment hereof properly endorsed, by the Holder for transfer with respect to a portion of the shares of Preferred Stock purchasable hereunder, the Company shall issue a new warrant to the assignee, in such denomination as shall be requested by the Holder hereof, and shall issue to such Holder a new warrant covering the number of shares in respect of which this Warrant shall not have been transferred.

            (c) In case this Warrant shall be mutilated, lost, stolen or destroyed, the Company shall issue a new warrant of like tenor and denomination and deliver the same (i) in exchange and substitution for and upon surrender and cancellation of any mutilated Warrant, or (ii) in lieu of any Warrant lost, stolen or destroyed, upon receipt of an affidavit of the Holder or other evidence reasonably satisfactory to the Company of the loss, theft or destruction of such Warrant.

      20. NO IMPAIRMENT. The Company will not, by amendment of its Certificate or through any reclassification, capital reorganization, consolidation, merger, sale or conveyance of assets, dissolution, liquidation, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance of performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder.

      21. GOVERNING LAW. The provisions and terms of this Warrant shall be governed by and construed in accordance with the internal laws of the State of California.

      22. SUCCESSORS AND ASSIGNS. This Warrant shall be binding upon the Company's successors and assigns and shall inure to the benefit of the Holder's successors, legal representatives and permitted assigns.

      23. BUSINESS DAYS. If the last or appointed day for the taking of any action required or the expiration of any rights granted herein shall be a Saturday or Sunday or a legal holiday in California, then such action may be taken or right may be exercised on the next succeeding day which is not a Saturday or Sunday or such a legal holiday.

      24. QUALIFYING PUBLIC OFFERING. If the Company shall effect a firm commitment underwritten public offering of shares of Common Stock which results in the conversion of the Preferred Stock into Common Stock pursuant to the Company's Certificate in effect immediately prior to such offering, then, effective upon such conversion, this Warrant shall change from the right to purchase shares of Preferred Stock to the right to purchase shares of Common Stock, and the Holder shall thereupon have the right to purchase, at a total price equal to that payable upon the exercise of this Warrant in full, the number of shares of Common Stock which would have been receivable by the Holder upon the exercise of this Warrant for shares of Preferred Stock immediately prior to such conversion of such shares of Preferred Stock into shares of Common Stock, and in such event appropriate provisions shall be made with respect to the rights and interest of the Holder to the end that the provisions hereof (including, without limitation, the provisions for the adjustment of the Purchase Price and of the number of shares purchasable upon exercise of this Warrant and the provisions relating to the net issue election) shall thereafter be applicable to any shares of Common Stock deliverable upon the exercise hereof.

      25. VALUE. The Company and the Holder agree that the value of this Warrant on the date of grant is $100.

                                       VNUS MEDICAL TECHNOLOGIES, INC.

                                       By:      EXHIBIT ONLY
                                             -----------------------------------
                                       Name:    Brian E. Farley
                                             -----------------------------------
                                       Title:   President and CEO
                                             -----------------------------------
[CORPORATE SEAL]

Attest:
       ----------------------

                                  SUBSCRIPTION

To:

      The undersigned hereby subscribes for _________________ shares of Preferred Stock covered by this Warrant. The certificate(s) for such shares shall be issued in the name of the undersigned or as otherwise indicated below:


                                         Signature

                                         Name for Registration

                                         Mailing Address

                            NET ISSUE ELECTION NOTICE

To:

      The undersigned hereby elects under SECTION 4 to surrender the right to purchase ______ shares of Preferred Stock pursuant to this Warrant. The certificate(s) for such shares issuable upon such net issue election shall be issued in the name of the undersigned or as otherwise indicated below:


                                         Signature

                                         Name for Registration

                                         Mailing Address

                                   ASSIGNMENT

      For value received _____________________ hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------
            [Please print or typewrite name and address of Assignee]

--------------------------------------------------------------------------------
__________ the within Warrant, and does hereby irrevocably constitute and appoint its attorney to transfer the within Warrant on the books of the within named Company with full power of substitution on the premises.

Dated:
      --------------------------------------
In the Presence of:

--------------------------------------------

                                    EXHIBIT A

                          CERTIFICATE OF INCORPORATION



                               SEE ATTACHED PAGES.

                                    EXHIBIT B

                              CAPITALIZATION TABLE



                               SEE ATTACHED PAGES.

                                    EXHIBIT C

RECORDING REQUESTED BY
AND WHEN RECORDED RETURN TO:

Lighthouse Capital Partners II, L.P.
100 Drake's Landing Road, Suite 260
Greenbrae, CA 94904-3121
Attn.: Contract Administration

                     CONSENT TO REMOVAL OF PERSONAL PROPERTY

KNOW ALL PERSONS BY THESE PRESENTS:

      1. The undersigned has an interest as owner and landlord in the following described real property (the "Real Property"):

      That certain real property in the County of Santa Clara, State of California, described as:

      SEE ATTACHMENT 1 ATTACHED HERETO FOR FULL LEGAL DESCRIPTION,

commonly known as 238 East Caribbean Drive, Sunnyvale, California 94089 (Parcel No._______________________).

      2. VNUS MEDICAL TECHNOLOGIES, INC., a California corporation ("Borrower"), has entered into or will enter into a Loan and Security Agreement with LIGHTHOUSE CAPITAL PARTNERS II, L.P. ("Lender") dated as of June 25, 1998 (as amended and supplemented from time to time, the "Agreement").

      3. Lender, as a condition to entering into the Agreement, requires that the undersigned consent to the removal by Lender of the equipment and other assets covered by the Agreement (hereinafter called "Equipment") from the Real Property, no matter how it is affixed thereto, and to the other matters set forth below.

      NOW, THEREFORE, for good and sufficient consideration, receipt of which is hereby acknowledged, the undersigned consents to the placing of the Equipment on the Real Property, and agrees with Lender as follows:

            1. The undersigned waives and releases each and every right which undersigned now has, under the laws of the State of California or by virtue of the lease for the Real Property now in effect, to levy or distrain upon for rent, in arrears, in advance or both, or to claim or assert title to the Equipment that is already on said Real Property, or may hereafter be delivered or installed thereon.

            2. The Equipment shall be considered to be personal property and shall not be considered part of the Real Property regardless of whether or by what means it is or may become attached or affixed to the Real Property.

            3. The undersigned will permit Lender, or its agent or representative, to enter upon the Real Property for the purpose of exercising any right it may have under the terms of the Agreement or otherwise, including, without limitation, the right to remove the Equipment; provided, however, that if Lender, in removing the Equipment damages any improvements of the undersigned on the Real Property, Lender will, at its expense, cause same to be repaired, normal wear and tear excepted. The right of Lender to enter the Real Property shall not terminate until thirty (30) days after Lender receives written notice from the undersigned of the termination of the Lease

            4. This agreement shall be binding upon the heirs, successors and assigns of the undersigned and shall inure to the benefit of Lender and its successors and assigns.

      IN WITNESS WHEREOF, the undersigned has executed this instrument at __________, this ______ day of __________, 1998.

                                    LANDLORD
                             -----------------------

                             By:    EXHIBIT ONLY
                                ---------------------
                             Name:
                                  -------------------
                             Title:
                                   ------------------

       The foregoing Consent must be acknowledged before a Notary Public.



                              [ATTACH NOTARY JURAT]

                                  ATTACHMENT 1

                          LEGAL DESCRIPTION OF PREMISES



                          [To Be Provided By Landlord]

                                    EXHIBIT D

                               NOTICE OF BORROWING

                                                                   June 25, 1998

Lighthouse Capital Partners II, L.P.
100 Drakes Landing Road, Suite 260
Greenbrae, CA 94904-3121

Gentlemen:

      Reference is made to the Loan and Security Agreement dated as of June 25, 1998 (as it has been and may be amended from time to time, the "Loan Agreement," the capitalized terms used herein as defined therein), between LIGHTHOUSE CAPITAL PARTNERS II, L.P. and VNUS MEDICAL TECHNOLOGIES, INC. (the "Company").

      The undersigned is the Chief Financial Officer of the Company, and hereby requests an Advance under the Loan Agreement, and in that connection certifies as follows:

      1. The amount of the proposed Advance is $2,000,000.00. The Business Day of the proposed Advance is July 1, 1998.

      2. The Loan Commencement Date for this Advance shall be July 1, 1998.

      3. As of this date, no Event of Default, or event which with notice or the passage of time would constitute an Event of Default, has occurred and is continuing, or will result from the making of the proposed Advance, and the representations and warranties of the Company contained in SECTION 5 of the Loan Agreement are true and correct in all material respects.

      4. No event which could reasonably be expected to have a material adverse effect on the ability of Borrower to fulfill its obligations under the Loan Agreement has occurred since the date of the most recent financial statements submitted to you by the Company.

      The Company agrees to notify you promptly before the funding of the Advance if any of the matters to which I have certified above shall not be true and correct on the Borrowing Date.

                                            Very truly yours,



                                            Brian E. Farley
                                            President and CEO

                                    EXHIBIT E

                               LOAN TERMS SCHEDULE



Loan Commencement Date:
                                                  ----------------
Aggregate Original Loan Amount:                   $
                                                  ----------------
Interim Payment:                                  $
                                                  ----------------
Loan Factor:                                                     %
                                                  ----------------
Scheduled Payment Amount:                         $
                                                  ----------------

                                    EXHIBIT F

                              AMORTIZATION SCHEDULE

                                    EXHIBIT G

                               ANCILLARY DOCUMENTS



               Certificate of Secretary-Corporate Resolution
               Insurance Requirements

                         VNUS MEDICAL TECHNOLOGIES, INC.

                            CERTIFICATE OF SECRETARY

      The undersigned, ___________________________, hereby certifies that:

      1. He/She is the duly elected and acting Secretary of VNUS MEDICAL TECHNOLOGIES, INC., a Delaware corporation (the "Company").

      2. That on the date hereof, each person listed below holds the office in the Company indicated opposite his or her name and that the signature appearing thereon is the genuine signature of each such person:

NAME                           OFFICE                        SIGNATURE
----                           ------                        ---------
Brian E. Farley                President and CEO             -------------------

-----------------------        ------------------------      -------------------

      3. Attached hereto as EXHIBIT A is a true and correct copy of the Certificate of Incorporation of the Company, as amended, as in effect as of the date hereof.

      4. Attached hereto as EXHIBIT B is a true and correct copy of the Bylaws of the Company, as amended, as in effect as of the date hereof.

      5. Attached hereto as EXHIBIT C is a copy of the resolutions of the Board of Directors of the Company authorizing and approving the Company's execution, delivery and performance of a loan commitment with Lighthouse Capital Partners II, L.P.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Secretary this _____ day of June, 1998.

                                         VNUS MEDICAL TECHNOLOGIES, INC.

                                         By:
                                             -----------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------

      I, the President and CEO of the Company, do hereby certify that____________________is the duly qualified, elected and acting
Secretary/Assistant Secretary of the Company and that the above signature is his or her genuine signature.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Secretary this ____ day of June, 1998.

                                          VNUS MEDICAL TECHNOLOGIES, INC.

                                          By:      EXHIBIT ONLY
                                                --------------------------------
                                          Name:    Brian E. Farley
                                                --------------------------------
                                          Title:   President and CEO
                                                --------------------------------

                              EVIDENCE OF INSURANCE

                         VNUS MEDICAL TECHNOLOGIES, INC.


RE:   Loan and Security Agreement No. 20001 ("Loan")


As required by SECTION 8 of the referenced Loan, please provide evidence of insurance as outlined below:

- "all risk" insurance against loss or damage to the collateral naming LIGHTHOUSE CAPITAL PARTNERS II, L.P. as LOSS PAYEE with respect to the collateral.

                Minimum amount of "all risk" coverage: $2,000,000

- commercial general liability insurance in an amount of at least $2,000,000 naming LIGHTHOUSE CAPITAL PARTNERS II, L.P. as an ADDITIONAL INSURED.

General Information:

CERTIFICATE HOLDER:

        Lighthouse Capital Partners II, L.P.
        100 Drake's Landing Road, Suite 260
        Greenbrae, CA 94904-3121
        Attn.:  Contract Administration

If you or your agent have any questions we can be reached at the above address or by,

        phone: 415-925-3370

        fax:   415-925-3387

        e-mail:leasing@lighthse.com


Please note that the above Certificate(s) of Insurance are required PRIOR to funding under the Loan.

                                   SCHEDULE 1

                                 EXISTING LIENS

SECURED PARTY                    FILE NUMBER    DATE FILED    STATE FILED   DESCRIPTION
-------------                    -----------    ----------    -----------   -----------
Western Machine Center, Inc.     9529261330     10/16/95      CA            Equipment Specific
Telogy, Inc.                     9606760684     03/01/96      CA            Equipment Specific

                                   SCHEDULE 2


                                  SUBSIDIARIES


                                      NONE